Consolidated Technology Group Ltd.
                                700 Gemini Street
                              Houston, Texas 77058

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  July 22, 1999

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Consolidated Technology Group Ltd., a New York corporation (the "Company"), will be held at South Shore Harbor Resort & Conference Center, 2500 South Shore Blvd., League City, Texas 77573 on July 22, 1999, at 9:00 A.M. local time, for the purpose of considering and acting upon the following matters:

     1. The election of two (2) directors to serve until the 2000 Annual Meeting of Shareholders and until their successors shall be elected and qualified;

     2.  The approval of a one-for-30 reverse split of the Company's Common
         Stock;

     3. The approval of an amendment to the Company's Certificate of Incorporation to change the number of authorized shares of Common Stock to (a) 25,000,000 if the one-for-30 reverse split is approved by the shareholders or (b) 150,000,000 if the one-for-30 reverse split is not approved by the shareholders;

     4. The approval of an amendment to the Company's Certificate of Incorporation to change the Company's name to Cristen Group Limited

     5.  The approval of the Company's 1999 Long-Term Incentive Plan; and

     6. The transaction of such other and further business as may properly come before the meeting.

     The Board of Directors of the Company has fixed the close of business on June 21, 1999 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     The enclosed Proxy Statement contains information pertaining to the matters to be voted on at the Annual Meeting. A copy of the Company's 1998 Annual Report to Shareholders is being mailed with this Proxy Statement.

                                          By order of the Board of Directors
                                                Matthew J. Finch, Secretary
Houston, Texas
June 28, 1999

THE MATTERS BEING VOTED ON AT THE ANNUAL MEETING ARE IMPORTANT TO THE COMPANY. CERTAIN OF SUCH MATTERS REQUIRE THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK. IN ORDER THAT YOUR VOTE IS COUNTED AT THE ANNUAL MEETING, PLEASE EXECUTE, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING IF THE PROXY IS REVOKED IN THE MANNER SET FORTH IN THE PROXY STATEMENT.


                   ------------------------------------------

                                 PROXY STATEMENT

                       1999 Annual Meeting of Shareholders

                               GENERAL INFORMATION

         The accompanying proxy and this Proxy Statement are furnished in connection with the solicitation by the Board of Directors of Consolidated Technology Group Ltd., a New York corporation (the "Company"), of proxies for use at the Company's 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held at South Shore Harbor Resort & Conference Center, 2500 South Shore Blvd., League City, Texas 77573 on July 22, 1999 at 9:00 A.M. or at any adjournment thereof. This Proxy Statement and the related proxy and the 1998 Annual Report to Shareholders (the "Annual Report") are being mailed to shareholders of the Company on or about June 28, 1999.

         At the Annual Meeting, shareholders will vote on (a) the election of two (2) directors to serve until the 2000 Annual Meeting of Shareholders and until their successors shall be elected and qualified, (b) the approval of a one-for-30 reverse split of the Company's Common Stock (the "Reverse Split"),
(c) the approval of an amendment to the Company's Certificate of Incorporation to change the number of authorized shares of Common Stock to (i) 25,000,000 if the one-for-30 reverse split is approved by the shareholders or (ii) 150,000,000 if the one-for-30 reverse split is not approved by the shareholders; (d) the approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company to Cristen Group Limited; (e) the approval of the Company's 1999 Long-Term Incentive Plan (the "Plan"); and (f) such other and further business as may properly come before the meeting. The Board of Directors does not know of any other matters which will be voted upon at the Annual Meeting.

         Shareholders are encouraged to review the detailed discussion concerning the above proposals as presented in this Proxy Statement and either return the completed and executed proxy or attend the Annual Meeting.

Record Date; Outstanding Shares; Voting Rights and Proxies

         Shareholders of record at the close of business on June 21, 1999 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date there were outstanding 46,855,096 shares of Common Stock of the Company (the "Common Stock"). The holders of the Common Stock are entitled to one vote for each share owned of record on the Record Date.

         The presence in person or by proxy of holders of a majority of the shares of Common Stock of the Company entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a shareholder files a proxy or attends the Annual Meeting, his, her or its shares will be counted as being present at the Annual Meeting for purposes of determining whether there is a quorum, even if the shareholder abstains from voting on all matters. The vote required for the election of directors and the approval of the other proposals is set forth in the discussion of each proposal.

         Each shareholder of the Company is requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that his, her or its shares are voted at the Annual Meeting. The return of a signed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving a written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting and voting in person. There is no required form of proxy revocation. All properly executed proxies that are not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

         If a proxy is signed and returned, but no specification is made with respect to any or all of the proposals listed thereon, the shares represented by such proxy will be voted for all the proposals, including the election of directors. Abstentions and broker non-votes are not counted as votes "for" or "against" a proposal, but where the affirmative vote on the subject matter is required for approval, abstentions and broker non-votes are counted in determining the number of shares present or represented.

         Technology Acquisitions, Ltd. ("TAL") owns or has voting rights with respect to 15,999,785 shares of Common Stock, representing more than 34% of the outstanding Common Stock on the Record Date. TAL has advised the Company that it will vote such shares in favor of the election of the Board of Director's nominees for election and in favor of the other proposals set forth herein. See "Beneficial Ownership of Securities and Security Holdings of Management."

Cost of Solicitation

         Proxies for the Annual Meeting are being solicited by the Company. The Company will bear the costs of soliciting such proxies. The Company will request that brokers and other custodians, nominees and fiduciaries forward these proxy materials to the beneficial holders of the Common Stock held of record by such individuals, where appropriate, and will, upon request, reimburse such individuals for their reasonable out-of-pocket expenses incurred in connection therewith. The Company intends to engage American Stock Transfer & Trust Company to assist it in the solicitation of proxies for the Annual Meeting. The fees for such services are estimated at approximately $5,000.

                     BENEFICIAL OWNERSHIP OF SECURITIES AND
                         SECURITY HOLDINGS OF MANAGEMENT

         Set forth below is information as of May 31, 1999, based on information provided to the Company by the individuals named below, as to each person owning of record or known by the Company to own beneficially, 5% or more of the Company's Common Stock, each director and nominee for director and all officers and directors as a group.

   Name and Address(1)               Shares                         Percent
   -------------------               ------                         -------
Technology Acquisitions, Ltd.      15,999,785(2)                     34.2%
700 Gemini Street
Houston, Texas 77058

Frank DeLape                       15,999,785(3)                     34.2%
700 Gemini Street
Houston, Texas 77058

Richard Young                               0(4)                       ---
700 Gemini Street
Houston, Texas 77058

All directors and officers as a    15,999,785(3),(4),(5)             34.2%
group (three individuals)

(1) Unless otherwise indicated, each person or entity has the sole voting and sole investment power and direct beneficial ownership of the shares.

(2) Represents (a) 8,000,000 shares of Common Stock owned by TAL, and (b) 7,999,785 shares of Common Stock for which TAL holds irrevocable proxies.

(3) Represents shares owned by or subject to proxies held by TAL. Because Mr. DeLape is the chief executive officer of TAL, he has the right to vote the shares owned by TAL. Does not include 400,000 shares of Common Stock which are the subject of an option held by Mr. DeLape. The exercise price of such option, but not the number of shares issuable upon exercise of such option, is subject to adjustment if the Reverse Split is approved. The option does not become exercisable until the Company's aggregate market capitalization, as defined in the option, is at least $25,000,000. Because the grant of such option is subject to shareholder approval and to such vesting contingency, it is not treated as being presently exercisable. Assuming shareholder approval of such option, the consummation of the Reverse Split and satisfaction of the $25,000,000 aggregate market capitalization vesting contingency, the shares which are the subject of such option will, assuming the full exercise of such option, represent approximately 20% of the outstanding shares of Common Stock. See "Executive Compensation - Transactions with Related Parties," "Approval of One-for-30 Reverse Split" and "Approval of the 1999 Long-Term Incentive Plan."

(4) Does not include 250,000 shares of Common Stock which are the subject of an option held by Mr. Young. The exercise price of such option, but not the number of shares issuable upon exercise of such option, is subject to adjustment if the Reverse Split is approved. The option does not become exercisable until the Company's aggregate market capitalization is at least $25,000,000. Because the grant of such option is subject to shareholder approval and to such vesting contingency, it is not treated as being presently exercisable. Assuming shareholder approval of such option, the consummation of the Reverse Split and satisfaction of the $25,000,000 aggregate market capitalization vesting contingency, the shares which are the subject of such option will, assuming the full exercise of such option, represent approximately 14% of the then outstanding shares of Common Stock. See "Executive Compensation-Transactions with Related Parties," "Approval of One-for-30 Reverse Split" and "Approval of the 1999 Long-Term Incentive Plan."

(5) Does not include the 650,000 shares of Common Stock described in footnotes 3 and 4 to this table or an additional 15,000 shares of Common Stock which are the subject of an option held by another officer. Such option is subject to the same vesting contingency and has the same anti-dilution protection as the options described in footnotes 3 an 4 to this table. Because the grant of the option to such other officer is subject to shareholder approval and to such vesting contingency, it is not treated as being presently exercisable. Accordingly, assuming shareholder approval of all of such options, the consummation of the Reverse Split, and satisfaction of the $25,000,000 aggregate market capitalization vesting contingency, the shares which are the subject of the options held by all officers and directors as a group will, assuming the full exercise of such options, represent approximately 30% of the then outstanding shares of Common Stock. See "Executive Compensation-Transactions with Related Parties," "Approval of One-for-30 Reverse Split" and "Approval of the 1999 Long-Term Incentive Plan."

                              ELECTION OF DIRECTORS

         Directors of the Company are to be elected annually by the shareholders to serve until the next annual meeting of shareholders and until their respective successors are duly elected. The Company has not held a meeting of its shareholders since 1993. The by-laws of the Company provide that the number of directors comprising the whole Board shall be determined from time to time by the Board of Directors. The Board of Directors has established the size of the Board for the ensuing year at two and is recommending that the two incumbent directors of the Company be re-elected. If either of the nominees becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the Board of Directors and all shares represented by proxies will be voted for such substitute nominee, unless the Board reduces the number of directors.

         The Board of Directors is presently comprised of Mr. Frank DeLape and Mr. Richard Young, who were elected to the Board of Directors in April 1999 by the then Board of Directors of the Company in connection with the April 1999 transaction pursuant to which TAL acquired ownership of and/or voting rights to approximately 34% of the outstanding shares of Common Stock. See "Transactions with Related Parties."

         Prior to the election of Messrs. DeLape and Young to the Board of Directors in April 1999, the Board of Directors was comprised of Messrs. Edward
D. Bright, Donald Chaifetz and Seymour Richter, who were elected to the Board in April 1998 following the resignations of Messrs. Lewis S. Schiller, Norman Hoskin and E. Gerald Kay and Ms. Grazyna B. Wnuk as directors of the Company. Messrs. Bright, Chaifetz and Richter resigned from the Board in April 1999 immediately following the election to the Board of Messrs. DeLape and Young.

         The following table sets forth certain information concerning the nominees for director:


Name             Age     Position with the Company                Director Since
----             ---     -------------------------                --------------
Frank DeLape      45     Chairman of the Board and Chief            April 1999
                          Executive Officer
Richard Young     31     President and Chief Operating              April 1999
                          Officer

         Mr. DeLape has been the Company's Chairman of the Board and Chief Operating Officer since April 1999. He is also the president and a director of Benchmark Equity Group ("Benchmark"), a Houston, Texas based merchant banking firm, a position he has held since 1994, and is chief executive officer and a director of TAL, a position he has held since the organization of TAL in March 1999. Mr. DeLape is also a director of I-Storm, Inc., which is engaged in the electronic-commerce business.

         Mr. Young has been the Company's President and Chief Operating Officer since April 1999. From 1997 through 1999, Mr. Young served in various positions with, and eventually as a principal of, Benchmark. From 1996 until 1997, Mr. Young served as regional controller for IKON Office Solutions, Inc., which is engaged in the office systems design and outsourcing business. During a part of 1996, Mr. Young was assistant to the president and chief executive officer of Learmonth & Burchette Management Systems, Plc., an English company engaged in the application development process software business. From 1992 to 1996, Mr. Young was employed by Price Waterhouse, LLP in staff accounting positions, eventually serving as a senior accountant. Mr. Young is a certified public accountant.

         The Company's by-laws give the Board of Directors the power to determine the number of directors. The Board of Directors may, in its discretion, increase the size of the Board and elect additional directors subsequent to the Annual Meeting if qualified independent directors are selected who are willing to serve. Any such directors will have a term which expires at the 2000 Annual Meeting of Shareholders.

Meetings; Committees of the Board of Directors; Directors Compensation and Filings under the Securities Exchange Act of 1934

         The Board of Directors has no committees.

         During 1998, the Board of Directors held six meetings, all of which were attended by all of the then members of the Board of Directors. All other action by the Board of Directors in 1998 was taken by unanimous written consents in lieu of a meeting which were signed by all of such directors.

         During 1998, neither of the present directors was subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

Vote Required

         Provided that a quorum is present at the Annual Meeting, the two directors receiving the most votes will be elected as directors for a term of one year and until their successors are elected and qualified.

         The Board of Directors recommends a vote FOR the election to the Board of the nominees listed above.

                               EXECUTIVE OFFICERS

         Set forth below are the executive officers of the Company and information concerning the officer who is not also a director of the Company.


Name                          Position
----                          ---------
Frank DeLape                  Chairman of the Board and Chief Executive Officer
Richard Young                 President and Chief Operating Officer
Matthew Finch                 Secretary

         Mr. Finch has been Secretary of the Company since April 1999.
He is also General Counsel to Benchmark. Mr. Finch is a 1994 graduate of the Georgetown University Law Center. From 1994 to 1996, Mr. Finch was an associate with the law firm of Jenkens & Gilchrist, P.C., and in 1996 and 1997, Mr. Finch was an associate with the law firm of Akin, Gump, Strauss, Hauer & Feld, LLP. From 1997 to 1998, Mr. Finch was an associate with the law firm of Andrews & Kurth in Houston, Texas and in 1998, Mr. Finch joined Benchmark as its General Counsel.

                             EXECUTIVE COMPENSATION

         Set forth in the table below is information with respect to compensation paid or accrued by the Company and its subsidiaries in 1998, 1997 and 1996 to its chief executive officer and to each other officer whose annual compensation for 1998 exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation                Long-Term Compensation

Name and Principal       Year           Salary            Bonus(1)    Other Annual       Restricted        Securities
------------------       -----         -------            -----       ------------       ----------        ----------
Position                                                              Compensation(2)    Stock             Underlying
--------                                                              ------------       -----             ----------
                                                                                         Awards            Options,
                                                                                         (Dollars)         SARs
                                                                                                           (Number)
George W. Mahoney        1998        $202,000         $  30,000        $   953,000          ---               ---
Chief Financial          1997         189,000            65,000             11,000          ---               ---
Officer                  1996         177,000           187,000             13,000          ---               ---

Lewis S. Schiller,       1998         138,000               ---          3,503,000          ---               ---
Chief Executive          1997         616,000               ---            358,000          ---               ---
Officer through          1996         286,000               ---                ---          ---               ---
March 1998

Seymour Richter,         1998          60,000             5,000                ---          ---               ---
Chief Executive
Officer from April
1998(3)

Grazyna B. Wnuk,         1998          53,000               ---            215,000          ---               ---
Secretary through        1997         229,000               ---                ---          ---               ---
March 1998               1996          98,000               ---                ---          ---               ---


(1) Mr. Mahoney received his bonuses pursuant to his employment agreement with the Company. In 1996, his bonus included $140,000 related to services performed for a subsidiary of the Company in connection with obtaining various loans from its senior lender.

(2)      Other annual compensation includes the following:

         For Mr. Mahoney, other annual compensation for 1998 includes, (a) a finders fee of $414,000 paid to him in connection with the sale of International Magnetic Imaging, Inc. ("IMI"), a subsidiary of the Company which was sold in April 1998, (b) $350,000 paid in settlement of Mr. Mahoney's claims under his employment agreement which provided for a lump sum payment in the event of a change of control, (c) $186,000 for net proceeds received by him at the time of the sale of IMI from certain IMI incentive stock options, and (d) $3,000 for automobile and life insurance allowances. Other annual compensation for 1997 and 1996 represents automobile and life insurance allowances to which he was entitled under his employment agreement.

         For Mr. Schiller, other annual compensation for 1998 includes $1.2 million paid to Mr. Schiller and certain of his family members for his 10% ownership interest in IMI, $1.9 million for the purchase of his contract rights by the Company in April 1998 and $350,000 of amounts accrued in connection with a January 1999 settlement agreement between the Company and Mr. Schiller, which was paid in February 1999. Other annual compensation for 1997 consists of commissions that Mr. Schiller earned on the Company's investment activities, a portion of which was paid during 1998.

         For Ms. Wnuk, other annual compensation for 1998 includes $135,000 paid to Ms. Wnuk for her 1% ownership interest in IMI and $80,000 for the purchase by the Company in April 1998 of her rights under her employment agreement.

(3) Mr. Richter served as President and Chief Executive Officer of the Company from April 1998 through April 1999.

Employment and Consulting Agreements

         In March 1995, Mr. Mahoney entered into an employment agreement with the Company pursuant to which he agreed to serve as the Chief Financial Officer of the Company and IMI. The agreement, as subsequently amended, provided for a term which expired in 2002, and provided for payments to him in the event of termination of his employment, either by him or by the Company, in the event of a change of control. In June 1998, following a claim by Mr. Mahoney that he was entitled to the change of control compensation as provided in his employment agreement, Mr. Mahoney and the Company amended and restated the terms of his employment. Pursuant to such amended terms, Mr. Mahoney agreed to serve for a term of one year, commencing June 1, 1998. In March 1999, the agreement was further extended until August 31, 1999. In May 1999, following the change of control in the Company's management resulting from the purchase by TAL of 8,000,000 shares of Common Stock and the grant to TAL of proxies to vote an additional 7,999,785 shares of Common Stock, Mr. Mahoney's employment was terminated by mutual consent, and the Company paid Mr. Mahoney $48,000 in consideration of such early termination. Mr. Mahoney agreed to provide consulting services to the Company through December 31, 1999, at an agreed upon per diem rate.

         Mr. Schiller and Ms. Wnuk were parties to employment agreements with the Company. Such agreements were terminated in April 1998. In connection with the termination of their employment agreements, the Company purchased from Mr. Schiller and Ms. Wnuk all of their rights under their contracts. The compensation paid to Mr. Schiller and Ms. Wnuk pursuant to their employment agreements and to Mr. Schiller in connection with a certain settlement agreement is reflected in the Summary Compensation Table.

         Contemporaneously with Seymour Richter's resignation as an officer and director of the Company in April 1999, Mr. Richter and the Company entered into a consulting agreement for a nine month period expiring in December 1999. Pursuant to such agreement, Mr. Richter receives a monthly consulting fee of $6,250.

         Effective April 21, 1999, the Company entered into three-year employment agreements with Mr. Frank DeLape and Mr. Richard Young pursuant to which such individuals will receive annual salaries of $250,000 and $135,000, respectively. Pursuant to such agreements, Mr. DeLape serves as the Chairman of the Board and Chief Executive Officer of the Company and Mr. Young serves as the President and Chief Operating Officer of the Company. The agreements require Mr. DeLape to devote such time as is necessary to perform his duties as Chairman of the Board and Chief Executive Officer of the Company and Mr. Young to devote his full time to the performance of his duties as President and Chief Operating Officer of the Company. The agreements provide for annual cash bonuses, annual equity incentive awards, including the grant of stock options, and certain fringe benefits, including life insurance and severance compensation. The options granted to Messrs. DeLape and Young, as described under "Approval of the 1999 Long-Term Incentive Plan" were granted pursuant to their employment agreements. Their employment agreements also provide for the grant to Mr. DeLape and Mr. Young of options to purchase 250,000 and 100,000 shares of Common Stock, respectively, at the end of each fiscal year during the term of their employment agreements. Such options are to be granted pursuant to a plan approved by the Company's shareholders.

                        TRANSACTIONS WITH RELATED PARTIES

         In April 1998, the Company entered into agreements with Messrs. Lewis
S. Schiller, E. Gerald Kay, Norman Hoskin and Grazyna Wnuk, who were then officers and directors of the Company pursuant to which:

o Each of them resigned as a director and officer of the Company and its subsidiaries contemporaneously with the closing of the sale of IMI;

o        The Company paid an aggregate of approximately $4.0 million to Mr.
         Schiller and Ms. Wnuk to purchase all of their rights under their respective employment agreements with the Company and their stock interests in IMI. Such payments represented a significant discount from the amounts due under such employment agreements;

o Mr. Schiller transferred to the Company 1,190,000 shares of the Company's Common Stock which he acquired in 1997 for $.03 per share, representing a discount from the then current market price of $.06 per share. Payment for the shares was made by Mr. Schiller by reducing the amount then owed to him by the Company;

o The Company transferred to Mr. Schiller or his designees, for nominal consideration, certain subsidiaries of the Company;

o Mr. Schiller agreed to enter into a three-year consulting agreement with the Company for which he was to receive annual compensation of $100,000. The Company's obligations to Mr. Schiller for such consulting services were subject to a settlement agreement between Mr. Schiller and the Company pursuant to which the Company paid him $350,000 in 1999 in respect of any claims Mr. Schiller had against the Company; and

o The Company, its subsidiaries and Mr. Schiller, Ms. Wnuk and Mr. Kay executed mutual releases, and the Company granted certain rights to indemnification Messrs. Schiller, Kay and Hoskin and Ms. Wnuk.

         In March 1999, the Company entered into an agreement with TAL, pursuant to which the Company sold all of its 67% equity interest in Arc Networks, Inc. to TAL for $850,000. The stock of Arc Networks and the purchase price are being held in escrow subject only to the consent of the New York Public Service Commission to the sale of the shares to TAL and certain related matters, which consent was obtained in June 1999.

         On April 20, 1999, TAL purchased 8,000,000 shares, or approximately 17.1% of the outstanding shares of Common Stock, from nine shareholders of the Company in a private transaction, for an aggregate purchase price of $2,000,000 or $.25 per share. Contemporaneously with such purchase, TAL was also granted options to purchase an aggregate of an additional 7,999,785 shares of the Common Stock from six other shareholders of the Company, such options having a term of 13 months and providing for an aggregate exercise price of $2,799,925 or $.35 per share. TAL has proxies with respect to all of the shares covered by such options during the 13 month term thereof. Accordingly, as a consequence of such purchase and proxies, TAL owns and/or has the right to vote approximately 34% of the outstanding shares of Common Stock.

         Messrs. Edward D. Bright and Seymour Richter, who were directors of the Company from April 1998 until April 1999, were also directors of Netsmart Technologies, Inc. ("Netsmart") and Trans Global Services, Inc. ("Trans Global"). The Company has equity interests in both Netsmart and Trans Global. As non-employee directors of Netsmart and Trans Global, Messrs. Bright and Richter received options granted under Netsmart's and Trans Global's long-term incentive plans. See "Approval of the 1999 Long-Term Incentive Plan" for information relating to certain options granted by the Company to Edward D. Bright.

         In April and June 1999, the Company sold an aggregate of 792,624 shares of the common stock of Netsmart owned by it to a group of investors, including officers and directors of Netsmart, pursuant to a March 25, 1999 agreement between the Company, Netsmart, and such investors. All of such shares were sold at $2.014 per share. Mr. Edward D. Bright, who was then a director of the Company, purchased 62,500 of such shares on the same terms as the other investors.

         See "Approval of the 1999 Long-Term Incentive Plan" for information relating to certain options granted by the Company to its present officers and directors, including options granted to Frank DeLape, Richard Young and another officer of the Company, to purchase 400,000, 250,000 and 15,000 shares of Common Stock, respectively, which options include certain significant anti-dilution provisions.

                                PERFORMANCE GRAPH

         The following graph, based on data provided by the Center for Research in Security Prices, shows changes in the value of $100 invested at December 31, 1993, of: (a) shares of the Company's Common Stock; (b) the Nasdaq stock index (US companies); and (c) an SIC peer group consisting of companies in the SIC three-digit classification 671, which is the classification for holding companies, which are principally bank holding companies. The lines represent monthly index levels derived from compounded daily returns that include all dividends. The indexes are reweighted daily, using the market capitalization on the previous trading day. Total shareholder returns from each investment can be calculated from the year-end investment values shown beneath the graph provided below.

                                   ---------


                       Consolidated Technology Group Ltd.

                       Nasdaq Stock Market (US Companies)

                                Peer Group Index

                                      12/31/93(1)      12/31/94         12/31/95        12/31/96       12/31/97       12/31/98
                                      -----------      --------         --------        --------       --------       --------
Consolidated Technology Group Ltd.      100.00           10.40             4.20            1.60           1.00           1.00
Nasdaq Market Index                      99.60           97.30           137.60          169.30         207.30         292.20
Peer Group Index                        100.90          100.70           149.50          197.30         334.10         338.80


(1) The index level for all series was set to $100.00 on January 6, 1994. The January 6, 1994 value is used for the Company at December 31, 1993.

                      APPROVAL OF ONE-FOR-30 REVERSE SPLIT

         The Board of Directors has approved, subject to shareholder approval, a proposal for the one-for-30 Reverse Split. As a result of the Reverse Split, each share of Common Stock outstanding on the effective date of the Reverse Split, will, without any action on the part of the holder thereof, become one-thirtieth of a share of Common Stock. The par value of the Common Stock will not be affected by the Reverse Split. For purposes of this proposal, the Common Stock, as presently constituted, is referred to as the "Old Common Stock" and the Common Stock resulting from the Reverse Split is referred to as the "New Common Stock."

         The Reverse Split will become effective upon the filing with the Secretary of State of New York of an amendment to the Company's Certificate of Incorporation which will provide that, upon the filing of such Amendment, each share of Common Stock then issued and outstanding will automatically become and be converted into one-thirtieth of a share of Common Stock.

Principal Effects of the Reverse Split

         The principal effects of the Reverse Split are the following:

         1. Based upon the 46,855,096 shares of Old Common Stock outstanding on the Record Date, the Reverse Split will decrease the outstanding shares of Old Common Stock by 962/3%, and, upon the effectiveness of the Reverse Split, approximately 1,561,836 shares of New Common Stock will be outstanding.

         2. On the Record Date, there was outstanding a warrant to purchase 1,000,000 shares of Old Common Stock at $.75 per share, which was issued to the principal lender of one of the Company's subsidiaries. As a result of the Reverse Split, the number of shares of New Common Stock issuable upon exercise of such warrant will be 33,333 and the exercise price of such warrant will be $22.50 per share of New Common Stock.

         3. On the Record Date, there were outstanding options held by officers, directors and employees of the Company to purchase an aggregate of 670,000 shares of Old Common Stock, of which options to purchase 650,000 shares of Old Common Stock were held by the Chief Executive Officer and President of the Company. None of such become exercisable unless the Company's aggregate market capitalization is at least $25,000,000. Pursuant to the anti-dilution provisions of such options, as a result of the Reverse Split, the number of shares of New Common Stock issuable upon the exercise of all of such options will be the same as the number of shares of Old Common Stock presently issuable thereunder. These option grants are subject to shareholder approval of the 1999 Long-Term Incentive Plan. See "Beneficial Ownership of Securities and Security Holdings of Management" and "Approval of the 1999 Long-Term Incentive Plan."

         4. The Company has also granted options to purchase an aggregate of 250,000 shares of Common Stock to a former director of the Company at exercise prices of $.15 and $.25 per share. As a result of the Reverse Split, the number of shares of New Common Stock issuable upon exercise of such options will be 8,333, and the exercise price per share of New Common Stock will be $4.50 and $7.50.

         5. The directors have approved, subject to shareholder approval, the 1999 Long-Term Incentive Plan, pursuant to which options and other equity-based incentives may be granted to purchase 2,490,000 shares of Common Stock. If the Reverse Split is approved, the number of shares of Common Stock subject to such plan will be 1,600,000, which will represent 102% of the number of shares of New Common Stock to be outstanding upon the effectiveness of the Reverse Split. The 1,600,000 shares to be subject to the 1999 Long-Term Incentive Plan include the options to purchase 670,000 shares of Common Stock described in Paragraph 3, above.

         The Company will obtain new CUSIP numbers for the New Common Stock effective at the time of the Reverse Split. Following the effectiveness of the Reverse Split, the Company will provide each record holder of Old Common Stock with information to enable such holder to obtain new stock and warrant certificates.

         Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Old Common Stock, except that, if the options to Messrs. DeLape, Young, Finch and another employee of the Company are approved by the shareholders and the $25,000,000 aggregate market capitalization vesting contingency is satisfied, their proportional interest in the total outstanding New Common Stock will, assuming the full exercise of such options, increase substantially. While the 670,000 shares of Old Common Stock issuable upon exercise of such options represents approximately 1.5% of the 46,855,096 shares of New Common Stock presently outstanding, after giving effect to the Reverse Split and the anti-dilution provisions of such options, the 670,000 shares of New Common Stock issuable upon exercise of these options will, assuming the $25,000,000 aggregate market capitalization vesting contingency relating to such option is satisfied, represent approximately 30% of the 2,226,836 shares of New Common Stock outstanding after the Reverse Split, giving effect to and assuming the full exercise of such options.

         Assuming the Reverse Split is approved and implemented, the Certificate of Amendment amending the Company's Certificate of Incorporation will be filed with the Secretary of State of New York as promptly as practicable thereafter. The Reverse Split will become effective as of the date of such filing (the "Effective Date").

Purposes of the Reverse Stock Split

         The Reverse Split would decrease the number of shares of Old Common Stock outstanding and presumably increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at less than $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investments in such stocks.

         Prior to January 1994, the Common Stock was traded on the over-the-counter market. From January 1994 until August 13, 1997, the Common Stock was traded on The Nasdaq SmallCap Market. Since August 14, 1997, the Common Stock has been trading on the OTC Electronic Bulletin Board. The Common Stock was delisted from The Nasdaq SmallCap Market because of the failure of the Company to meet Nasdaq's capital and surplus and bid price requirements. The approval and implementation of the Reverse Split are not expected to have any immediate impact upon the ability of the Company to list its Common Stock on The Nasdaq SmallCap Market. In order for the Company to have its Common Stock listed on The Nasdaq SmallCap Market, it will be necessary for the Company to meet the initial listing requirements for The Nasdaq SmallCap Market. Based upon its financial position at March 31, 1999, the Company will not meet the tests for inclusion in The Nasdaq SmallCap Market as a result of the Reverse Split. No assurance can be given that the Common Stock will ever be listed on The Nasdaq SmallCap Market or any exchange.

         Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage firm policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

         The Board of Directors, consisting of Messrs. DeLape and Young, believes that the Reverse Split is in the best interest of the Company and its shareholders. The price of the Old Common Stock during the period January 1 through June 9, 1999 ranged from a low closing price of $.__ to a high closing price of $.__. On June 9, 1999, the closing price of the Old Common Stock was $.1625 per share. The Company may require additional capital for its operations and does not believe that it will be able to raise capital unless the price of the Common Stock is higher than the current Common Stock price levels. However, no assurance can be given that the Reverse Split will result in any increase in the Common Stock price or that the Company will be able to obtain any capital following the Reverse Split. The anti-dilution protection contained in the options held by Messrs. DeLape, Young, Finch and another employee of the Company may have an adverse effect upon the market price of the Common Stock, even though such options do not vest and become exercisable unless the Company's aggregate market capitalization equals or exceeds $25,000,000. See "Approval of the 1999 Long-Term Incentive Plan."

Exchange of Certificate and Elimination of Fractional Share Interests

         On the Effective Date, each 30 shares of Old Common Stock will automatically be combined and changed into one share of New Common Stock. No additional action on the part of the Company or any shareholder will be required in order to implement the Reverse Split. Shareholders will be requested to exchange their certificates representing shares of Old Common Stock held prior to the Reverse Split for new certificates representing shares of New Common Stock. Shareholders will be furnished with the necessary materials and instructions to effect such exchange promptly following the Effective Date. Certificates representing shares of Old Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Old Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Date of the Reverse Split with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

         No fractional shares of New Common Stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of New Common Stock, will, upon surrender of their certificates representing shares of Old Common Stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of less than 30 shares of Old Common Stock as a result of the Reverse Split will, on the Effective Date, no longer be shareholders of the Company. The Board of Directors has determined that the fair value of the Common Stock will be based on the closing price of the Common Stock on the OTC Electronic Bulletin Board on the Effective Date (as adjusted to reflect the Reverse Split) or, if there are no reported sales on such date, the average of the last reported high bid and low asked price on such day shall be used.

Federal Income Tax Consequences of the Reverse Split

         The combination of each 30 shares of Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefor.

         Generally, cash received in lieu of fractional shares will be treated as a sale of the fractional shares (although in unusual circumstances such cash might possibly be deemed a dividend), and shareholders will likely recognize gain or loss based upon the difference between the amount of cash received and the basis in the surrendered fractional share.

         This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to determine their individual Federal, state, local and foreign tax consequences.

Financial Statements

         The Company's audited consolidated financial statements for the year ended December 31, 1998 and the unaudited consolidated financial statements for the three months ended March 31, 1999, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to such financial statements which are included in the Annual Report and the Company's Form 10-Q for the quarter ended March 31, 1999, are incorporated by reference in this Proxy Statement. See "Incorporation by Reference."

Vote Required

         The Reverse Split requires the approval of the holders of a majority of the outstanding shares of Common Stock.

         The Board of Directors recommends a vote FOR the Reverse Split.

                 APPROVAL OF CHANGE IN AUTHORIZED CAPITAL STOCK

         The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's Certificate of Incorporation which would change the number of authorized shares of Common Stock, par value $.01 per share. If the Reverse Split is approved, the number of authorized shares of Common Stock would be decreased from 50,000,000 shares to 25,000,000 shares. If the Reverse Split is not approved, the number of authorized shares would be increased from 50,000,000 shares to 150,000,000 shares.

         The adoption of the amendment will not effect any change in the Company's outstanding Common Stock.

Financial Statements

         The Company's audited consolidated financial statements for the year ended December 31, 1998 and the unaudited consolidated financial statements for the three months ended March 31, 1999, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to such financial statements which are included in the Annual Report and the Company's Form 10-Q for the quarter ended March 31, 1999, are incorporated by reference in this Proxy Statement. See "Incorporation by Reference."

Discussion of the Amendment

         On the Record Date, there were outstanding 46,855,096 shares of Common Stock. In addition, on such date there were 1,000,000 shares of Common Stock issuable upon the exercise of warrants held by the principal lender to one of the Company's presently inactive subsidiaries and 920,000 shares reserved for issuance pursuant to other outstanding options and warrants, including options and warrants issued to former and present officers and directors of the Company.

         Accordingly, the Company does not have sufficient shares of Common Stock available for issuance for the purpose of raising additional capital for future acquisitions. However, if the Reverse Split is approved, the 25,000,000 shares of authorized Common Stock will exceed the reasonable requirements for such shares, and the Board of Directors believes that a reduction in the number of authorized shares of Common Stock is in the best interests of the Corporation.

         In the event that the Reverse Split is not approved, the Company will not have sufficient shares of Common Stock available to enable it to issue any significant number of additional shares of Common Stock, including shares issuable for the purposes described herein. In such event, the Board of Directors believes that the increased authorization to 150,000,000 shares of Common Stock is necessary to provide the Company with sufficient shares in the event that such shares are necessary. Except as set forth above, the Company has no agreements or understandings at this time with respect to the issuance of additional shares of Common Stock.

         Under the Company's Certificate of Incorporation, the Board of Directors of the Company has authority to issue authorized and unissued shares of capital stock of any class without obtaining approval from the holders of the Common Stock. The holders of the Company's Common Stock and Preferred Stock do not have preemptive rights. The Company's Certificate of Incorporation gives the Board of Directors broad authority to issue shares of preferred stock in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each share of Common Stock is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

         Because of the broad powers granted to the Board of Directors to issue shares of preferred stock and determine the rights, preferences and privileges of the holders of such series, the Board has the power to issue shares of preferred stock in a manner which could be used as a defensive measure against a hostile takeover or to keep the Board of Directors in power. The Board of Directors has no present plans to issue shares for such purpose.

         The Board of Directors of the Company believes it will benefit the shareholders to have additional unreserved shares available for issuance in order that adequate shares may be available for the possible issuance of Common Stock, convertible preferred stock or convertible debt securities in connection with a possible financing of the Company's business or an acquisition. The Company has no plans, arrangements, understandings or commitments at this time with respect to the issuance of any such shares.

Vote Required

         The amendment to the Certificate of Incorporation requires the approval of the holders of a majority of the outstanding shares of Common Stock.

         The Board of Directors recommends a vote FOR the proposed change to the authorized capital stock of the Company.

                           APPROVAL OF CHANGE OF NAME

         The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's Certificate of Incorporation to change the Company's name from Consolidated Technology Group Ltd. to Cristen Group Limited The Board of Directors believes that a change of the Company's corporate name is necessary as a result of the change in the Company's business. The Company, through its majority owned subsidiaries, and its controlling interest in other companies, was engaged in a range of different businesses. The Company's current name reflects the prior activities and businesses engaged in by the Company. During 1998 and 1999, the Company divested itself of its former businesses and it now neither operates nor controls any operating businesses. In view of the change in the Company's business, the Board of Directors believes that the new name of Cristen Group Limited is in the best interests of the Company and its shareholders.

Vote required

         The amendment to the Certificate of Incorporation requires the approval of the holders of a majority of the outstanding shares of Common Stock.

         The Board of Directors recommends a vote FOR the proposed change of the Company's corporate name.

                  APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN

         The Board of Directors believes that in order for the Company and its subsidiaries to attract and retain the services of executive and other key employees, it is necessary for the Company to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies. Accordingly, the Board of Directors adopted the 1999 Long-Term Incentive Plan (the "Plan"), subject to shareholder approval, covering 2,490,000 shares of Common Stock. The number of shares of Common Stock issuable pursuant to the Plan will be 1,600,000 shares if the Reverse Split becomes effective. Set forth below is a summary of the Plan, but this summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix A to this Proxy Statement.

         The Plan is authorized for 2,490,000 shares of Common Stock (1,600,000 shares if the Reverse Split becomes effective). If shares subject to an option or other right under the Plan cease to be subject to such option or right, or if shares awarded under the Plan are forfeited, or otherwise terminate without a payment being made to the participant in the form of stock, such shares will again be available for future issuance under the Plan. The Plan does not have an expiration date.

         Awards under the Plan may be made to key employees, including officers and directors of and consultants to the Company and its subsidiaries. Members of the Committee are also eligible for options granted under the Plan. The Plan imposes no limit on the number of officers and other key employees to whom awards may be made.

         The Plan will be administered by a committee of at least two non-employee directors to be appointed by the Board (the "Committee"). The Committee has broad discretion in determining the individuals to whom stock options or other awards are to be granted, the terms and conditions of the award, including the type of award, the exercise price and term, the vesting provisions and the restrictions and forfeiture conditions. Members of the Committee are eligible for the grant of options and other rights under the Plan. If no Committee is appointed, the functions of the Committee shall be performed by the Board of Directors. Since the Company only has two directors, the Board of Directors presently serves as the Committee.

         The Committee will have the authority to grant the following types of awards under the Plan: incentive or non-qualified stock options; stock appreciation rights; restricted stock; deferred stock; stock purchase rights and/or other stock-based awards. The Plan is designed to provide the Committee with broad discretion to grant incentive stock-based rights.

         Pursuant to their employment agreements, Messrs. Frank DeLape and Richard Young are entitled, on each December 31st during the term of their agreements, to receive options to purchase 250,000 and 100,000 shares of Common Stock, respectively, at the market price of the Common Stock on such dates, provided that such individuals are employed by the Company at that time and that certain performance objectives to be determined by the Committee have been met at that time. Such options are to be granted pursuant to a plan approved by the shareholders and may have stock appreciation rights. If there are sufficient shares of Common Stock available for issuance pursuant to the Plan, the Company anticipates that such options will be granted pursuant to the Plan.

         The Committee also has the authority to determine, in its sole discretion, the effect of any reverse split or other recapitalization upon the number of shares subject to the Plan and the number of shares and option or base price of all options or other equity-based incentives granted under the Plan and to provide financial assistance to persons exercising options pursuant to the Plan. Pursuant to such authority, the Board of Directors, acting as the Committee, determined that, upon the effectiveness of the Reverse Split, the number of shares of Common Stock subject to the Plan will be 1,600,000 shares. The Plan also provides certain cashout rights in the event of a change of control.

         The following table sets forth information concerning options granted pursuant to the Plan as of May 31, 1999. None of the present officers and directors and none of the individuals named in the Summary Compensation Table held any options at December 31, 1998, the end of the Company's most recent fiscal year. The options granted under the Plan to the Company's present officers and employees have stock appreciation rights. The stock appreciation right gives the holder the right to receive, in shares of Common Stock, the appreciation in the value of the Common Stock from the exercise price of the option. The number of shares to be issued with respect to each option to purchase one share of Common Stock is determined by subtracting the exercise price of the option from the fair market value of the Common Stock at the time of exercise and dividing the result by such fair market value. The stock appreciation rights were granted in tandem with the options. Thus, any exercise of the option reduces the number of shares of Common Stock subject to the stock appreciation right, and any exercise of the stock appreciation right reduces the number of shares of Common Stock subject to the option. Except for the cashout rights in the event of a change of control, the option holders have no right to receive cash in respect of the stock appreciation rights.

                                           Number of Shares       Exercise Price
         Name and Position            Underlying Options Granted     Per Share
         -----------------            --------------------------     ---------
Frank DeLape, chairman and chief                400,000                $.14
executive officer

Richard Young, president and chief              250,000                 .14
operating officer

All current executive officers                  665,000                 .14

All other employees                               5,000                 .14


         The following is a description of the options granted pursuant to the Plan, all of which are subject to shareholder approval of the Plan.

         Frank DeLape and Richard Young. Pursuant to employment agreements between the Company and Messrs. DeLape and Young, the Company granted such individuals five-year non-qualified stock options to purchase 400,000 and 250,000 shares of the Common Stock of the Company, respectively, at $.14 per share, being the closing price of the Company's Common Stock on April 20, 1999. Both of such options become exercisable only upon the Company's aggregate market capitalization being at least $25,000,000. The options provide the holders with stock appreciation rights, which can be exercised to the extent that the options are exercisable.

         The number of shares of Common Stock issuable upon exercise of Mr. DeLape's and Mr. Young's options will not be affected by the Reverse Split. However, the exercise price of all of such options will be adjusted to reflect the Reverse Split. Accordingly, the $.14 per share exercise price of the aforementioned options held by Messrs. DeLape and Young will be adjusted to $4.20 per share upon the effectiveness of the Reverse Split. Thus, upon the effectiveness of the Reverse Split, Messrs. DeLape and Young will have options to purchase 400,000 and 250,000 shares of Common Stock, respectively, at $4.20 per share, and the related stock appreciation rights.

         Other Options to Employees. In April 1999, the Company granted five-year non-qualified stock options to Matthew J. Finch, Secretary of the Company, and to another employee of the Company, to purchase 15,000 and 5,000 shares of Common Stock, respectively at $.14 per share, the closing price of the Company's Common Stock on the date of grant of such options. The options provide the holders with stock appreciation rights, which can be exercised to the extent that the options are exercisable. These options become exercisable when the Company has an aggregate market capitalization of at least $25,000,000 and contain the same anti-dilution provisions with respect to the number of shares covered by such options as are contained in the options granted to Messrs. DeLape and Young. Accordingly, the number of shares subject to such options will not be adjusted as a result of the Reverse Split. However, the $.14 per share exercise price of such options will be adjusted to $4.20 per share upon the effectiveness of the Reverse Split. Thus, upon the effectiveness of the Reverse Split, Mr. Finch and such other employee will have options to purchase 15,000 and 5,000 shares of Common Stock, respectively, at $4.20 per share, with the related stock appreciation rights.

         Edward D. Bright. In August 1998, the Company granted Edward D. Bright, who was then the Chairman of the Board and a director of the Company, options to purchase 150,000 shares of Common Stock. The options have a term of three years and are exercisable at $.25 per share, the fair market value of the Common Stock on July 7, 1998. This option was included in the Plan.

         In April 1999, the Company granted Mr. Bright a three-year option to purchase 100,000 shares of Common Stock at $.15 per share, the fair market value of the Common Stock on April 22, 1999. Such option does not require shareholder approval and is not included in the Plan. Accordingly, if the shareholders do not approve the Plan, the option granted to Mr. Bright in April 1999 will nevertheless remain in full force and effect.

         Both the number of shares and the exercise price of the aforementioned options held by Mr. Bright will be subject to adjustment upon the consummation of the Reverse Split. Accordingly, the option to purchase 150,000 shares of Common Stock at $.25 per share will be adjusted to 5,000 shares exercisable at $7.50 per share and the option to purchase 100,000 shares of Common Stock at $.15 per share will be adjusted to 3,333 shares exercisable at $4.50 per share. The options granted to Mr. Bright do not have stock appreciation rights.

         The options granted pursuant to the Plan were granted subject to shareholder approval of the Plan. In the event that the Plan is not approved by the shareholders, all of the options granted under the Plan will terminate.

         Tax consequences of awards provided under the Plan are dependent upon the type of award granted. The grant of an incentive or non-qualified stock option does not result in any taxable income to the recipient or deduction to the Company. Upon exercise of a non-qualified stock option, the recipient recognizes income in the amount by which the fair market value on the date of exercise exceeds the exercise price of the option, and the Company receives a corresponding tax deduction. In the case of incentive stock options, no income is recognized to the employee, and no deduction is available to the Company upon the exercise of such options, if the stock issued upon exercise of the option is not transferred within two years from the date of grant or one year from the date of exercise, whichever occurs later. However, the exercise of an incentive stock option may result in additional taxes through the application of the alternative minimum tax. In the event of a sale or other disqualifying transfer of stock issued upon exercise of an incentive stock option, the employee realizes income, and the Company receives a tax deduction, equal to the amount by which the lesser of the fair market value on the date of exercise or the proceeds from the sale exceeds the exercise price. The issuance of stock upon exercise of a stock appreciation right results in taxable income equal to the value of the shares of Common Stock issued. The issuance of stock pursuant to a stock grant results in taxable income to the recipient on the date the rights to the stock become non-forfeitable, and the Company receives a deduction in such amount. However, if the recipient of the award makes an election in accordance with the Internal Revenue Code of 1986, as amended, the amount of his or her income is based on the fair market value on the date of grant rather than the fair market value on the date the rights become non-forfeitable. When compensation is to be recognized by the employee, appropriate arrangements are to be made with respect to the payment of withholding tax.

Vote Required

         The approval of the Plan requires the approval of a majority of the shares present and voting at the meeting provided that a quorum is present.

         The Board of Directors recommends a vote FOR the adoption of the Plan.

                             INDEPENDENT ACCOUNTANTS

         Moore Stephens, P.C. has been the independent certified public accountants for the Company since 1985, and its report is included in the Annual Report. At no time since their engagement has such firm had any direct or indirect financial interest in or any connection with the Company or any of its subsidiaries other than as independent auditors.

         Representatives of Moore Stephens, P.C. are not expected to be present at the Annual Meeting but will, however, be available by telephone to respond to appropriate questions from shareholders. The Company does not have an audit committee. The Board of Directors performs such functions.

                           INCORPORATION BY REFERENCE

         The Company hereby incorporates by reference in this Proxy Statement, its Annual Report on Form 10-K for the year ended December 31, 1998, which is included in the Annual Report, and its Form 10-Q for the quarter ended March 31, 1999. The Form 10-K includes, among other information, a description of the Company's business and its audited financial statements for the years ended December 31, 1997 and 1998 and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Form 10-Q for the quarter ended March 31, 1999, which includes unaudited financial statements for the quarter ended March 31, 1999 and "Management's Discussion and Analysis of Financial Condition and Results of Operations." A copy of the Annual Report is being mailed to shareholders of record on the Record Date concurrently with the mailing of this Proxy Statement. Additional copies of the Annual Report will be provided by the Company without charge upon request. Copies of such Form 10-Q will be provided without charge upon request.

                                  OTHER MATTERS

         Any proposal which a shareholder wishes to present at the 2000 Annual Meeting of Shareholders must be received by the Company at its executive offices at 700 Gemini Street, Suite 100, Houston, Texas 77058, not later than January 31, 2000.

         Copies of the Company's Form 10-K for the year ended December 31, 1998 and Form 10-Q for the quarter ended March 31, 1999, without Exhibits, may be obtained without charge by writing to Matthew J. Finch, Esq., Secretary, Consolidated Technology Group Ltd., 700 Gemini Street, Suite 100, Houston, Texas 77058. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents the Company's reasonable cost of furnishing such Exhibits.

         The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

                                        By Order of the Board of Directors
                                        Frank DeLape
                                        Chairman of the Board
June __, 1999

                                                                      Appendix A

                       CONSOLIDATED TECHNOLOGY GROUP LTD.

                          1999 Long-Term Incentive Plan

1.       Purpose; Definitions.

         The purpose of the Consolidated Technology Group Ltd. 1999 Long Term Incentive Plan (the "Plan") is to enable Consolidated Technology Group Ltd. (the "Company") to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates, and others who provide services to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and such other persons and the Company's stockholders, by offering such key employees and such other persons incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Affiliate" means any corporation, partnership, limited liability company, joint venture or other entity, other than the Company and its Subsidiaries, that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Book Value" means, as of any given date, on a per share basis (i) the stockholders' equity in the Company as of the last day of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date, as adjusted by the Committee for subsequent events.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (e) "Commission" means the Securities and Exchange Commission or any successor thereto.

         (f) "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

         (g) "Company" means Consolidated Technology Group Ltd., a New York corporation, or any successor corporation.

         (h) "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any class of common stock into which such common stock may hereafter be converted or for which such common stock may be exchanged pursuant to the Company's certificate of incorporation or as part of a recapitalization, reorganization or similar transaction.

         (i) "Deferred Stock" means an award made pursuant to Section 8 of the Plan of the right to receive Common Stock at the end of a specified deferral period.

         (j) "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.

         (k) "Early Retirement" means retirement, with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such entity.

         (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor thereto.

         (m) "Fair Market Value" means, as of any given date, the market price of the Common Stock as determined by or in accordance with the policies established by the Committee in good faith; provided, that, in the case of an Incentive Stock Option, the Fair Market Value shall be determined in accordance with the Code and the Treasury regulations under the Code.

         (n) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         (o) "Non-Employee Director" means a director of the Company who is not otherwise employed or engaged as a consultant by the Company or any Subsidiary or Affiliate.

         (p) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (q) "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

         (r) "Other Stock-Based Award" means an award under Section 10 of the Plan that is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

         (s) "Plan" means this Consolidated Technology Group Ltd. 1999 Long Term Incentive Plan, as hereinafter amended from time to time.

         (t) "Restricted Stock" means an award of shares of Common Stock that is subject to restrictions under Section 7 of the Plan.

         (u) "Retirement" means Normal Retirement or Early Retirement.

         (v) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 of the Plan to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such award or Stock Option (or such portion thereof) is surrendered, of the shares of Common Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Paragraph 6(b)(ii) of the Plan and (ii) the aggregate exercise price of such Stock Option or base price with respect to such award (or the portion thereof which is surrendered).

         (w) "Stock Option" or "Option" means any option to purchase shares of Common Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 of the Plan.

         (x) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 9 of the Plan.

         (y) "Subsidiary" means any corporation or other business association, including a partnership or limited liability company (other than the Company) in an unbroken chain of corporations or other business associations beginning with the Company if each of the corporations or other business associations (other than the last corporation in the unbroken chain) owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations or other business associations in the chain.

         In addition, the terms "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Paragraphs 11(b), (c) and (d) of the Plan and the term "Cause" shall have the meaning set forth in Paragraph 5(b)(viii) of the Plan.

2.       Administration.

         (a) The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If and to the extent that no Committee exists which has the authority to so administer the Plan, the functions of the Committee specified in the Plan shall be exercised by the Board. Notwithstanding the foregoing, in the event that the Company is not subject to the Exchange Act or in the event that the administration of the Plan by a Committee of Non-Employee Directors is not required in order for the Plan to meet the test of Rule 16b-3 of the Commission under the Exchange Act, or any subsequent rule, then the Committee need not be composed of Non-Employee Directors. As long as said Rule 16b-3 requires, as a condition to the officers and directors obtaining the benefit of such rule, that the Committee be composed of Non-Employee Directors, each member or alternate member of the Committee shall not be entitled to any grants under the Plan (except grants pursuant to Paragraph 4(b) of the Plan) or under any other plans of the Corporation or its affiliates, except to the extent that participation in a plan would not cause such person to cease being a Non-Employee Directors for purposes of said Rule 16b-3.

         (b) The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other persons eligible under Section 4 of the
Plan: Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards. In particular, the Committee shall have the authority:

                  (i) to select the officers and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted pursuant to the Plan;

                  (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted pursuant to the Plan, to one or more eligible persons;

                  (iii) to determine the number of shares to be covered by each such award granted pursuant to the Plan;

                  (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan, including, but not limited to, the share price or exercise price and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall, in its sole discretion, determine;

                  (v) to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Paragraph 5(b)(x) or (xi) of the Plan, as applicable, instead of Common Stock;

                  (vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis with other awards under the Plan and/or cash awards made outside of the Plan in a manner whereby the exercise of one award precludes, in whole or in part, the exercise of another award, or on an additive basis;

                  (vii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant, including any provision for any determination or method of determination of the amount (if any) deemed to be earned on any deferred amount during any deferral period;

                  (viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Common Stock purchased by exercising such Rights; and

                  (ix) to determine an aggregate number of awards and the type of awards to be granted to eligible persons employed or engaged by the Company and/or any specific Subsidiary, Affiliate or division and grant to management the authority to grant such awards, provided that no awards to any person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act may be granted awards except by the Committee.

         (c) The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan and any agreements relating thereto, and otherwise to supervise the administration of the Plan.

         (d) All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

3.       Stock Subject to Plan.

         (a) The total number of shares of Common Stock reserved and available for distribution under the Plan shall be two million four hundred ninety thousand (2,490,000) shares of Common Stock. In the event that awards are granted in tandem such that the exercise of one award precludes the exercise of another award then, for the purpose of determining the number of shares of Common Stock as to which awards shall have been granted, the maximum number of shares of Common Stock issuable pursuant to such tandem awards shall be used.

         (b) Subject to Paragraph 6(b)(v) of the Plan, if any shares of Common Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Common Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted under the

Plan are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

         (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, forward stock split, stock distribution, reverse split, combination of shares or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the base number of shares, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option. The Committee, in its sole discretion, may make additional antidilution adjustments to any Options issued under the Plan.

4.       Eligibility.

         Officers and other key employees of, and consultants and independent contractors to, and directors or, the Company and its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. Members of the Committee shall be eligible for options under the Plan.

5.       Stock Options.

         (a) Administration. Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

         (b) Option Grants. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

                  (i) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant.

                  (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than twelve (12) years after the date the Option is granted.

                  (iii) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall, in its sole discretion, determine;

                  (iv) Method of Exercise.

                           (A) Subject to whatever installment exercise
provisions apply under Paragraph 5(b)(iii) of the Plan, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument, securities or property as the Committee may accept. A partial exercise of an Option shall not affect the right of the Optionee to exercise the option from time to time, in accordance with the Plan, as to the remaining number of shares subject to the Option. Except as otherwise provided in this Plan. The purchase price of the shares shall be in United States dollars, payable in cash or by certified bank check. As and to the extent determined by the Committee, in its sole discretion, at or after grant, payments in full or in part may also be made in the form of Common Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock, or Options to purchase Common Stock of the Company owned by him (and having an aggregate fair market value at least equal to the total exercise price) subject to an award hereunder (based, in each case, on the Fair Market Value of the Common Stock on the date the Option is exercised, as determined by the Committee). Notwithstanding the foregoing, in lieu of cash, a non-director Optionee may, with the approval of the Board or the Committee, exercise his Option by tendering to the Company shares of the common stock of the Company. The fair market value of any shares of common stock so surrendered shall be determined by the Board or the Committee.

                           (B) If payment of the option exercise price of a
Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the Common Stock issuable upon such exercise (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Common Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

                           (C) No shares of Common Stock shall be issued until
full payment therefor has been received by the Company. In the event of any exercise by note or other instrument, the shares of Common Stock shall not be issued until such note or other instrument shall have been paid in full, and the exercising optionee shall have no rights as a stockholder until such payment is made.

                           (D) Subject to Paragraph 5(b)(iv)(C) of the Plan, an
optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Paragraph 14(a) of the Plan.

                  (v) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

                  (vi) Termination by Death. Subject to Paragraph 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year

(or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (vii) Termination by Reason of Disability or Retirement. Subject to Paragraph 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of a Disability or Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability or Normal or Early Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (viii) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the optionee is involuntarily terminated by the Company or any Subsidiary or Affiliate without Cause, including a termination resulting from the Subsidiary, Affiliate or division in which the optionee is employed or engaged, ceasing, for any reason, to be a Subsidiary, Affiliate or division of the Company, such Stock Option may be exercised, to the extent otherwise exercisable on the date of termination, for a period of three months (or seven months in the case of a person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever is shorter. For purposes of this Plan, "Cause" means conviction of a participant of any felony or of a misdemeanor involving theft or moral turpitude, or the failure of a participant to contest prosecution for a felony or such misdemeanor, or a participant's willful misconduct or dishonesty, or a participant's failure to perform the duties for which the participant was employed or engaged.

                  (ix)     Incentive Stock Options.

                           (A) Anything in the Plan to the contrary
notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

                           (B) To the extent required for "incentive stock
option" status under Section 422(d) of the Code (taking into account applicable Treasury regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 425 of the Code) shall not exceed $100,000. If Section 422 is hereafter amended to delete the requirement now in
Section 422(d) that the plan text expressly provide for the $100,000 limitation set forth in Section 422(d), then this Paragraph 5(b)(ix)(B) shall no longer be operative and the Committee may accelerate the dates on which the incentive stock option may be exercised.

                           (C) To the extent permitted under Section 422 of the
Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                                    (I) If (x) a participant's employment is
terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Paragraphs 5(b)(vi) and (vii) of the Plan, applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

                                    (II) if the exercise of an Incentive Stock
Option is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

                  (x) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Common Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

                  (xi) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

6.       Stock Appreciation Rights.

         (a)      Grant and Exercise.

                  (i) Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

                  (ii) A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

                  (iii) A Stock Appreciation Right may be exercised by an optionee, subject to Paragraph 6(b) of the Plan, in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in said Paragraph 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

         (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of this Section 6 and
Section 5 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder to the extent applicable.

                  (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares of Common Stock, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be based upon the Fair Market Value of the Common Stock on the date of exercise, determined in accordance with any provisions of said Rule 16b-3 during the applicable period referred to in Rule 16b-3(e).

                  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Paragraph 5(b)(v) of the Plan.

                  (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                  (v) In its sole discretion, the Committee may grant Stock Appreciation Rights that become exercisable only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant; provided that any such Stock Appreciation Rights shall be settled solely in cash.

                  (vi) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

7.       Restricted Stock.

         (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, subject to Paragraph 7(b) of the Plan, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may, in its sole discretion, determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         (b)      Awards and Certificates.

                  (i) The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                  (ii) The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero.

                  (iii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying the price, if any, required under Paragraph 7(b)(ii).

                  (iv) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                  (v) The Committee shall require that (A) the stock certificates evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and (B) as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such award.

         (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                  (ii) Except as provided in this paragraph 7(c)(ii) and Paragraph 7(c)(i) of the Plan, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any regular cash dividends paid out of current earnings. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Paragraph 14(e) of the Plan, in additional Restricted Stock to the extent shares are available under Section 3 of the Plan, or otherwise reinvested. Stock dividends, splits and distributions issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued, and the Committee may require the participant to deliver an additional stock power covering the shares issuable pursuant to such stock dividend, split or distribution. Any other dividends or property distributed with regard to Restricted Stock, other than regular dividends payable and paid out of current earnings, shall be held by the Company subject to the same restrictions as the Restricted Stock.

                  (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                  (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares, and other property held by the Company with respect to such Restricted Shares, shall be delivered to the participant promptly.

         (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem Stock Option or performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock to the recipient of a Restricted Stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

8.       Deferred Stock.

         (a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Common Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Paragraph 8(b). The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall, in its sole discretion, determine. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement referred to in Paragraph 8(b)(vi) of the Plan, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Paragraph 8(b)(v) of the Plan, where applicable), share certificates representing the shares covered by the Deferred Stock award shall be delivered to the participant or his legal representative.

                  (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

                  (iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                  (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

                  (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve months prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

                  (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

         (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem Stock Option or performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock to the recipient of a deferred stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

9.       Stock Purchase Rights.

         (a) Awards and Administration. The Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Common Stock (including Deferred Stock and Restricted Stock):

                  (i)  at its Fair Market Value on the date of grant;

                  (ii) at a percentage of such Fair Market Value on such date, such percentage to be determined by the Committee in its sole discretion;

                  (iii) at an amount equal to Book Value on such date; or

                  (iv) at an amount equal to the par value of such Common Stock on such date.

         The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof. The terms of Stock Purchase Rights awards need not be the same with respect to each participant. Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.

         (b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed sixty (60) days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to
Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for ten trading days at the purchase price specified by the Committee in accordance with Paragraph 9(a) of the Plan.

10.      Other StockBased Awards.

         (a)      Administration.

                  (i) Other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock (to the extent a series of preferred stock has been or may be created by, or in accordance with a procedure set forth in, the Company's certificate of incorporation), convertible debentures, warrants, exchangeable securities and Common Stock awards or options valued by reference to Fair Market Value, Book Value or performance of the Company or any Subsidiary, Affiliate or division, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.

                  (ii) Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such award shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Common Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement referred to in Paragraph 10(b)(v) of the Plan, shares of Common Stock subject to awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                   (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Common Stock or otherwise reinvested.

                  (iii) Any award under Section 10 and any Common Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

                  (iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations (if any) imposed with respect to any or all of an award pursuant to this Section 10.

                  (v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

                  (vi) Common Stock (including securities convertible into Common Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration.

11.      Change in Control Provisions.

         (a) Impact of Event. In the event of a "Change in Control," as defined in Paragraph 11(b) of the Plan, or a "Potential Change in Control," as defined in Paragraph 11(c) of the Plan, if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

                  (i) Any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                  (ii) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase rights and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

                  (iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards, in each case to the extent vested, shall unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be purchased by the Company ("cashout") in a manner determined by the Committee, in its sole discretion, on the basis of the "Change in Control Price" as defined in Paragraph 11(d) of the Plan as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

         (b) Definition of "Change in Control." For purposes of Paragraph 11(a) of the Plan, a "Change in Control" means the happening of any of the following:

                  (i) When any "person" (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary and any trustee of such plan acting as trustee) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities; provided, however, that a Change of Control shall not arise if such acquisition is approved by the board of directors or if the board of directors or the Committee determines that such acquisition is not a Change of Control or if the board of directors authorizes the issuance of the shares of Common Stock (or securities convertible into Common Stock or upon the exercise of which shares of Common Stock may be issued) to such persons; or

                  (ii) When, during any period of twenty-four consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death, Disability or Retirement to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent

Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph 11(b)(ii); or

                  (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

         (c) Definition of Potential Change in Control. For purposes of Paragraph 11(a) of the Plan, a "Potential Change in Control" means the happening of any one of the following:

                  (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b) of the Plan; or

                  (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan or any trustee of such plan acting as such trustee) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

         (d) Change in Control Price. For purposes of this Section 11, "Change in Control Price" means the highest price per share paid in any transaction reported on the principal stock exchange on which the Stock is traded or the average of the highest bid and asked prices as reported by Nasdaq, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cashout occurs under Paragraph 11(a)(iii).

12.      Amendments and Termination.

         (a) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right (or Limited Stock Appreciation Right), Restricted or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent, and no amendment will be made without approval of the stockholders if such amendment requires stockholder approval under state law or if stockholder approval is necessary in order that the Plan comply with Rule 16b-3 of the Commission under the Exchange Act or any substitute or successor rule or if stockholder approval is necessary in order to enable the grant pursuant to the Plan of options or other awards intended to confer tax benefits upon the recipients thereof.

         (b) The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights or any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

         (c) Subject to the provisions of Paragraphs 12(a) and (b) of the Plan, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments, and, in particular, without limiting in any way the generality of the foregoing, to eliminate any provisions which are not required to included as a result of any amendment to Rule 16b-3 of the Commission pursuant to the Exchange Act.

13.      Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained in this Plan shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards under this Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

14.      General Provision.

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates or shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) Neither the adoption of the Plan nor the grant of any award pursuant to the Plan shall confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 of this Plan for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

         (f) If (i) the listing, registration or qualification of any Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Award Other Stock Awards or Options issued hereunder, or of any securities that may be purchased upon exercise of such Options ( collectively the "Subject Securities") upon any securities exchange or quotation system, or under federal or state law is necessary as a condition of or in connection with the issuance of the Subject Securities or the issuance or exercise of the Options, or (ii) the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the issuance of the Subject Securities or the issuance or exercise of the Options, the Company shall not be obligated to deliver the certificates representing the Subject Securities or to accept or to recognize an Option exercise unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company will take reasonable action to so list, register, or qualify the Options and the Subject Securities, or effect or obtain such consent or approval, so as to allow for their issuance in accordance with obligations, if any, set forth in Option or Subject Securities Agreements with various key employees and others pursuant to this Plan.

              (g) The Company is vested with authority under this Plan to assist any employee to whom a Subject Security right or Option is granted hereunder (including any director or officer of the Company or any of its subsidiaries who is also an employee) in the payment of the purchase price payable on exercise of that Subject Security Right or Option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board. Any such assistance shall comply with the requirements of Regulation G promulgated by the Board of the Federal Reserve System, as amended from time to time, and any other applicable law, rule or regulation.

15.  Effective Date of Plan.

The Plan shall be effective as of the date the Plan is approved by the Board, subject to the approval of the Plan by the votes of a majority of the holders of the Company's Common Stock at the next annual or special meeting of stockholders. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders.

16.  Term of Plan.

         Stock Option, Stock Appreciation Right, Restricted Stock awards, Deferred Stock awards, Stock Purchase Rights or Other Stock-Based Award may be granted pursuant to the Plan, until this Plan shall be terminated, but awards granted prior to such termination may extend beyond that date. Notwithstanding the foregoing, no Incentive Stock Option may be granted after the tenth (10th) anniversary of the date this Plan was approved by the Board, although Incentive Stock Options granted prior to such date may extend beyond such date.

                                      PROXY

                       CONSOLIDATED TECHNOLOGY GROUP LTD.

                 Annual Meeting of Shareholders - July 22, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Frank DeLape and Richard Young and each of them with full power of substitution or revocation, proxies for the undersigned, to vote at the 1999 Annual Meeting of Shareholders of Consolidated Technology Group Ltd. (the "Company"), to be held at 9:00 a.m., local time, on July 22, 1999, at South Shore Harbor Resort and Conference Center, 2500 South Shore Boulevard, League City, Texas 77573 and at any adjournment or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters discussed in the proxy statement furnished herewith, subject to any items given on this Proxy form, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1) To elect the following two (2) directors:

    Frank DeLape and Richard Young

 [ ] FOR all nominees listed above (except as marked to the contrary below).

 [ ] Withhold authority to vote for all nominees listed above.

INSTRUCTION:     To withhold authority to vote for any individual nominee,
                           print that nominee's name below.

(2) To approve a one-for-30 reverse split of the Company's common stock;

FOR [ ]                         AGAINST [ ]                   ABSTAIN [ ]

(3) To approve an amendment to the Company's Certificate of Incorporation to change the number of authorized shares of common stock to (a) 25,000,000 if the one-for-30 reverse spilt is approved by the shareholders or (b) 150,000,000 if the one-for-30 reverse split is not approved by the shareholders;

FOR [ ]                         AGAINST [ ]                   ABSTAIN [ ]

(4) To approve an amendment to the Company's Certificate of Incorporation to change the Company's name to Cristen Group Limited;

FOR [ ]                         AGAINST [ ]                   ABSTAIN [ ]

(5) To approve the Company's 1999 Long-Term Incentive Plan;

FOR [ ]                         AGAINST [ ]                   ABSTAIN [ ]

(6) In their discretion, for the transaction of such other business as may properly come before the meeting;

all as set forth in the Proxy Statement, dated June 28, 1999.

         The shares represented by this proxy will be voted on Items 1, 2, 3, 4 and 5 as directed by the shareholder, but if no direction is indicated, will be voted FOR Items 1, 2, 3, 4 and 5.

         If you plan to attend the meeting please indicate below:

         I plan to attend the meeting [ ]

Dated: _________________________, 1999


_______                                        _____________________________



_______                                        _____________________________
                                                (Signature(s))

                                               Please sign exactly as name(s)
                                               appear hereon. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such.

                                               Please date, sign and mail this
                                               proxy in the enclosed envelope,
                                               which requires no postage if
                                               mailed in the United States.


                                      -2-